Exhibit 10.2

GUARANTY

THIS GUARANTY (this “Guaranty”) is executed as of December 18, 2006 by SAVVIS, INC., a Delaware corporation (“Guarantor”) to and for the benefit of CISCO SYSTEMS CAPITAL CORPORATION, a Nevada corporation (“Lender”).

1. Guaranty. In consideration for Lender entering into that certain Loan and Security Agreement of even date herewith (as the same may be amended, restated, modified or supplemented from time to time, the “Loan Agreement”) with Savvis Communications Corporation, a Missouri corporation, and all promissory notes and other documents, agreements, instruments, certificates and notices, in favor of the Lender in connection with the Loan Agreement (collectively, as the same may be amended, restated, modified or supplemented from time to time, the “Loan Documents”), Guarantor hereby guarantees the prompt and complete payment and performance by Borrower of all of the terms and conditions of the Loan Agreement and the other Loan Documents, including but not limited to the prompt payment of all indebtedness, taxes, insurances, default costs and other sums payable thereunder. Guarantor further agrees to indemnify and hold Lender harmless from and against any and all direct liability, loss, damage or expense, including reasonable attorneys’ fees and court costs, which Lender may incur or sustain by reason of the failure of Borrower to fully perform and comply with the terms and conditions of the Loan Agreement and the other Loan Documents. In no event will Guarantor be responsible for any indirect or consequential damages of any kind.

2. Unconditional Guaranty; Waivers. This Guaranty is an absolute, irrevocable and unconditional guaranty of performance and payment and not of collection. Guarantor specifically waives any right to subrogation, reimbursement, recoupment, setoff or counterclaim, and any defense for changes in applicable law or any other circumstances that might constitute a legal or equitable defense or discharge of a guarantor or surety unless and until the final indefeasible payment of all obligations owed to Lender under the Loan Agreement, this Guaranty and the other Loan Documents. Guarantor waives notice of acceptance hereof and of defaults hereunder or under the Loan Agreement or other Loan Documents. Guarantor waives any right to require Lender to first proceed against Borrower, or against any collateral other security for the Loan Agreement or the other Loan Documents. Guarantor agrees that its liability shall not be exonerated, affected or decreased, and Guarantor waives any defenses based on suretyship, including but not limited to: (i) any amendment, termination, extension, renewal, waiver or modification of the Loan Agreement or any other Loan Document; (ii) any rejection, breach, disaffirmance, discharge, assignment or transfer of Borrower’s obligations under the Loan Agreement or any other Loan Document or with respect to the collateral or other security held with respect thereto, including but not limited to any such action as may occur in bankruptcy or reorganization or like proceedings; (iii) that some or all of the obligations under the Loan Agreement or any other Loan Document may be accelerated upon any nonpayment thereof by the Borrower; (iv) any alteration, suspension or impairment of Borrower’s obligations or of Lender’s rights or remedies against Borrower or any collateral under the Loan Agreement or other Loan Documents; (v) the release, termination or failure to perfect Lender’s interest in any collateral with respect to the Loan Agreement or the other Loan Documents; (vi) any action or inaction by Lender that impairs Guarantor’s subrogation or reimbursement rights as against Borrower or any collateral, including the tolling or expiration of any statute of limitations; (vii) any action or inaction by Lender or the failure to pursue any remedy in Lender’s power that would lighten Guarantor’s burden; or (viii) any changes in Borrower’s financial condition or the incurrence by Borrower of obligations under the Loan Agreement or the other Loan Documents that exceed its ability to pay. Guarantor shall undertake to keep itself informed of Borrower’s financial condition. Guarantor waives all rights under Section 2815 of the California Civil Code, or under any other similar law, to revoke its guaranty in respect of future transactions, even if there is no continuing or additional consideration for such transactions.

3. Continuing Guaranty; Termination. Guarantor agrees that this Guaranty is a continuing guaranty and includes all obligations that may exist continuously or that may arise from time to time under successive transactions under the Loan Documents, and Guarantor expressly acknowledges that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no obligations exist under the Loan Documents. This Guaranty shall continue in effect and be binding upon Guarantor until the first date following the Availability Termination date (as defined in the Loan Agreement) that Lender acknowledges in writing to Borrower and Guarantor that all sums due under the Loan Documents have been paid in full.

4. Payment. Guarantor shall pay all amounts due to Lender under the Loan Agreement or any other Loan Document within 10 days after written demand therefor. Demand may be made by Lender in its sole discretion, (a) for the full amount of the remaining balance of the indebtedness if an Event of Default (as defined in the Loan Agreement) has occurred under the Loan Agreement and pursuant to the Loan Agreement, Lender has elected to accelerate the maturity of all of the obligations, or (b) for the amount of payments accrued but unpaid at the time of demand, reserving all of Lender’s rights thereafter to collect from Borrower or Guarantor any executory obligations and exercise all remedies for the entire amount under the Loan Agreement and the other Loan Documents. Any payments or partial payments by Borrower or Guarantor shall be applied to the obligations under the Loan Agreement and the other Loan Documents in the amount and manner as set forth in the Loan Documents.

5. Representations and Warranties; Financial Information. Guarantor represents and warrants to Lender that (i) Guarantor is duly organized, validly existing and in good standing under the law of its jurisdiction of organization, and has all requisite power and authority to execute, deliver and perform its obligations under this Guaranty; (ii) the execution, delivery and performance by Guarantor of this Guaranty have been duly authorized by all necessary corporate action of Guarantor; and (iii) this Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms. So long as this Guaranty shall be in effect, Guarantor will furnish to Lender the financial information required under the Loan Agreement.

6. Reinstatement. In the event any payment by Borrower or Guarantor to or for the benefit of Lender is avoided or recovered under any law respecting fraudulent transfers, preferences or other avoiding powers or laws respecting creditors’ remedies, this Guaranty shall be deemed to be revived and fully enforceable until the full, final, and indefeasible payment to Lender of all obligations under the Loan Agreement, this Guaranty and the other Loan Documents.

7. Successors and Assigns. This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of, and shall be enforceable by, Lender and its successors and assigns.

8. Notices. All notices and other communications provided hereunder shall be in writing (including by facsimile) and shall be given personally, by certified or registered mail, postage prepaid, return receipt requested, or by reliable overnight courier to Lender or Guarantor at the address or facsimile number set forth below, or at or to such other address or facsimile number as such party shall have designated in a written notice to the other party. All such notices and communications shall be effective upon receipt.

If to Guarantor:

Address: SAVVIS, Inc.
One SAVVIS Parkway
Town & Country, Missouri 63017
Attn: Chief Financial Officer
Facsimile: 314-628-7230

If to Lender:

Address:

Facsimile:

9. No Third Party Beneficiary. This Guaranty is solely for the benefit of Lender, and its successors and assigns and may not be relied on by any other Person.

10. Miscellaneous. This Guaranty constitutes the entire agreement regarding the subject matter herein between Guarantor and Lender and supersedes inconsistent terms set forth in all prior and contemporaneous oral and written understandings. If any provision hereof is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms will remain in full force and effect. Borrower agrees to pay on demand all costs and expenses of Lender (including reasonable attorneys’ fees) incurred in connection with the enforcement or preservation of any rights under this Guaranty. No term of this Guaranty may be amended, waived, discharged or eliminated except by a written agreement signed by Lender and Borrower. This Guaranty shall be governed by and construed under the laws of the State of California. Guarantor irrevocably waives the right to trial by jury in any action or proceeding on this Guaranty, the Loan Agreement or any other Loan Document. Section headings are inserted for convenience of reference only and shall not affect any construction or interpretation of this Guaranty.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed as of the date first hereinabove set forth.

SAVVIS, INC.
a Delaware corporation

By:	/s/ Jeffrey H. Von Deylen
Printed Name:	Jeffrey H. Von Deylen
Title:	Chief Financial Officer